Nuveen Churchill Direct Lending Corp. Announces
Full Year and Fourth Quarter 2024 Results

Reports Fourth Quarter Net Investment Income of $0.56 per Share

Declares First Quarter Regular Distribution of $0.45 per Share

NEW YORK, February 27, 2025 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the full year and fourth quarter ended December 31, 2024.
Financial Highlights for the Quarter Ended December 31, 2024
•Net investment income of $0.56 per share
•Net realized and unrealized loss on investments of ($0.02) per share
•Net increase in net assets resulting from operations of $0.54 per share
•Net asset value ("NAV") per share of $18.18, compared to $18.15 per share as of September 30, 2024
•Paid fourth quarter regular distribution of $0.45 per share and the third of four special distributions of $0.10 per share on January 28, 2025, which represents a 12.0% total annualized yield based on the fourth quarter NAV per share
•Declared first quarter regular distribution of $0.45 per share

“We are pleased to end 2024 with a strong quarter of financial results, reflecting the positive momentum we have built throughout the year. This past year was an active year for originations, as our investment team deployed over $950 million of new investments, an increase of over 40% year-over-year”, said Ken Kencel, President and Chief Executive Officer of NCDL and Churchill. “As we start 2025, we remain confident in the Company’s positioning as a leader in the core middle market direct lending space and remain focused on continuing to deliver an attractive yield to our shareholders.”
“For the full year, NCDL delivered a return on equity of over 12% and paid $2.10 per share of distributions, which were fully covered by net investment income, driven by strong performance from our investment portfolio and high-quality new originations.” said Shai Vichness, Chief Financial Officer of NCDL and Churchill. “Additionally, we took steps to continue to optimize our balance sheet and capital structure by issuing $300 million of unsecured notes in January of this year. With ample available liquidity as of year end and no near-term debt maturities, we remain well-positioned to take advantage of attractive investment opportunities.”
Distribution Declaration
The Company’s Board of Directors (the "Board") has declared a first quarter 2025 regular distribution of $0.45 per share payable on April 28, 2025 to shareholders of record as of March 31, 2025. On January 10, 2024, the Board declared four special distributions of $0.10 per share, to be paid over a one-year period, with the final distribution payable on April 28, 2025 to shareholders of record as of February 12, 2025.
PORTFOLIO COMPOSITION
As of December 31, 2024, the fair value of the Company's portfolio investments was $2.08 billion across 210 portfolio companies and 27 industries. This compares to $2.05 billion as of September 30, 2024 across 202 portfolio companies and 26 industries.

As of December 31, 2024, the Company’s portfolio based on fair value consisted of approximately 90.6% first-lien debt, 7.7% subordinated debt investments, and 1.8% equity investments. As of September 30, 2024, the Company’s portfolio based on fair value consisted of 90.1% first-lien debt, 8.3% subordinated debt investments, and 1.7% equity investments.
As of December 31, 2024 and September 30, 2024, the weighted average Internal Risk Rating of the portfolio at fair value was 4.1 and 4.2 (4.0 being the initial rating assigned at origination), respectively. As of December 31, 2024, there was one portfolio company on non-accrual representing 0.4% of total investments at amortized cost (or 0.1% of total investment at fair value). As of September 30, 2024, there were three portfolio companies on non-accrual representing 1.4% at amortized cost (or 0.5% at fair value). No new portfolio companies were put on non-accrual status during the quarter.
PORTFOLIO AND INVESTMENT ACTIVITY
Full Year

For the year ended December 31, 2024, the Company funded $863.6 million of portfolio investments and received $430.0 million of proceeds from principal repayments and sales, compared to $589.0 million and $146.4 million for the year ended December 31, 2023, respectively.
Fourth Quarter

For the three months ended December 31, 2024, the Company funded $151.1 million of portfolio investments and received $119.5 million of proceeds from principal repayments and sales, compared to $203.2 million and $155.6 million for the three months ended September 30, 2024, respectively.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2024
Investment Income
Investment income increased to $224.0 million for the year ended December 31, 2024 from $161.8 million for the year ended December 31, 2023 primarily due to increased investment activity driven by an increase in deployed capital, slightly offset by a decrease in the weighted average yield of debt and income producing investments as a result of market spread tightening and a decline in SOFR. As of December 31, 2024, the weighted average yield of debt and income producing investments decreased to 10.33% from 11.72% as of December 31, 2023, at cost, primarily due to overall tightening of spreads in newly originated investments, the refinancing and repricing of existing portfolio companies, and the decline in base interest rates.
Investment income increased to $57.1 million for the three months ended December 31, 2024 from $48.9 million for the three months ended December 31, 2023.
Net Expenses
Net expenses increased to $101.1 million for the year ended December 31, 2024 from $77.9 million for the year ended December 31, 2023, primarily due to an increase in interest and debt financing expenses and management fees. Interest and debt financing expenses increased due to higher average daily borrowings and higher average interest rates. The increase in management fees was driven by the Company's increase in total assets. Under the terms of the advisory agreement, the Adviser is waiving the incentive fee on income and the incentive fee on capital gains for the first five quarters beginning with the calendar quarter in which the IPO was consummated (i.e. beginning with the calendar quarter ended March 31, 2024 through the calendar quarter ending March 31, 2025).
Net expenses increased to $26.4 million for the three months ended December 31, 2024, compared to $23.1 million for the three months ended December 31, 2023.

Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments

For the year ended December 31, 2024, the Company had a net realized loss on investments of $(13.2) million compared to a net realized loss of $(8.0) million for the year ended December 31, 2023. The net realized loss for the year ended December 31, 2024 was primarily driven by the restructuring of two underperforming portfolio companies, partially offset by realized gains from full or partial repayments. The Company recorded a net change in unrealized gain of $7.3 million for the year ended December 31, 2024, compared to a net change in unrealized gain of $0.7 million for the year ended December 31, 2023. The increase in total net change in unrealized gains for the year ended December 31, 2024, compared to the total net change in unrealized gains for the year ended December 31, 2023, primarily resulted from a reversal of unrealized losses on underperforming portfolios companies, as well as market spread tightening.
For the three months ended December 31, 2024, the Company recorded a net realized loss of $(11.7) million compared to a net realized loss of $(1.5) million for the three months ended December 31, 2023. For the three months ended December 31, 2024, the Company recorded a net change in unrealized gain of $11.3 million compared to a net change in unrealized gain of $4.5 million for the three months ended December 31, 2023.
Financial Condition, Liquidity and Capital Resources
As of December 31, 2024, the Company had $43.3 million in cash and cash equivalents and $1.1 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $206.3 million available for additional borrowings under its existing credit facilities, as of December 31, 2024. At December 31, 2024, the Company's debt to equity ratio was 1.15x compared to 1.11x at September 30, 2024.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its full year and fourth quarter 2024 financial results today at 11:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC ("Churchill"). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”) the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.

Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-

looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contacts
Investors:
Investor Relations
Robert.Paun@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
4270747-0425

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $2,098,575 and $1,666,169, respectively)	$2,081,379	$1,641,686
Cash and cash equivalents	43,254	67,395
Restricted cash	50	50
Interest receivable	17,971	17,674
Receivable for investments sold	1,024	3,919
Prepaid expenses	47	13
Other assets	—	127
Total assets	$2,143,725	$1,730,864

Liabilities
Secured borrowings (net of $6,668 and $7,941 deferred financing costs, respectively) (See Note 6)	$1,108,261	$943,936
Payable for investments purchased	14,973	—
Interest payable	12,967	9,837
Due to adviser for expense support (See Note 5)	—	632
Management fees payable	3,956	3,006
Distributions payable	29,468	22,683
Directors’ fees payable	128	96
Accounts payable and accrued expenses	3,652	2,789
Total liabilities	$1,173,405	$982,979

Commitments and contingencies (See Note 7)

Net Assets: (See Note 8)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 53,387,277 and 41,242,105 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	$534	$412
Paid-in-capital in excess of par value	996,286	776,719
Total distributable earnings (loss)	(26,500)	(29,246)
Total net assets	$970,320	$747,885

Total liabilities and net assets	$2,143,725	$1,730,864

Net asset value per share (See Note 10)	$18.18	$18.13

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	For the Years Ended December 31,
	2024	2023	2022
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$213,096	$156,868	$79,868
Payment-in-kind interest income	8,299	3,644	789
Dividend income	614	101	225
Other income	2,031	1,143	1,571
Total investment income	224,040	161,756	82,453

Expenses:
Interest and debt financing expenses	79,879	61,206	25,695
Management fees (See Note 5)	14,683	10,509	7,464
Incentive fees on net investment income	17,447	—	—
Professional fees	3,100	3,455	1,811
Directors' fees	510	383	383
Administration fees (See Note 5)	1,861	1,598	1,111
Other general and administrative expenses	1,068	751	684
Total expenses before expense support and incentive fees waived	118,548	77,902	37,148
Expense support (See Note 5)	—	(158)	(179)
Incentive fees waived (See Note 5)	(17,447)	—	—
Net Expenses after expense support	101,101	77,744	36,969
Net investment income before excise taxes	122,939	84,012	45,484
Excise taxes	551	6	—
Net investment income	122,388	84,006	45,484

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	(13,198)	(7,952)	(262)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	7,287	714	(27,912)
Income tax (provision) benefit	(154)	(830)	(24)
Total net change in unrealized gain (loss)	7,133	(116)	(27,936)
Total net realized and unrealized gain (loss) on investments	(6,065)	(8,068)	(28,198)

Net increase (decrease) in net assets resulting from operations	$116,323	$75,938	$17,286

Per share data:
Net investment income per share - basic and diluted	$2.26	$2.52	$1.95
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$2.15	$2.27	$0.74
Weighted average common shares outstanding - basic and diluted	54,118,379	33,385,880	23,279.34

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	For the Years Ended December 31,
	2024	2023
Net funded investment activity
New gross commitments at par [1]	$955,309	$670,638
Net investments funded	863,570	589,000
Investments sold or repaid	(429,953)	(146,428)
Net funded investment activity	$433,617	$442,572

Gross commitments at par [1]
First-Lien Debt	$924,776	$601,486
Subordinated Debt	26,088	59,993
Equity Investments	4,445	9,159
Total gross commitments	$955,309	$670,638

Portfolio company activity
Portfolio companies, beginning of period	179	145
Number of new portfolio companies	68	45
Number of exited portfolio companies	(37)	(11)
Portfolio companies, end of period	210	179
Count of investments	475	385
Count of industries	27	25

New investment activity
Weighted average annual interest rate on new debt investments at par	10.11%	11.50%
Weighted average annual interest rate on new floating rate debt investments at par	10.02%	11.36%
Weighted average spread on new debt investments at par	5.05%	6.07%
Weighted average annual coupon on new debt investments at par	13.53%	13.20%
__________________
1 Gross commitments at par includes unfunded investment commitments.

PORTFOLIO AND INVESTMENT ACTIVITY
(dollars in thousands)

	Three Months Ended
	December 31, 2024	September 30, 2024
Net funded investment activity
New gross commitments at par [1]	$162,663	$225,612
Net investments funded	151,106	203,159
Investments sold or repaid	(119,464)	(155,616)
Net funded investment activity	$31,642	$47,543

Gross commitments at par [1]
First-Lien Debt	$159,436	$221,097
Subordinated Debt	3,127	3,145
Equity Investments	100	1,370
Total gross commitments	$162,663	$225,612

Portfolio company activity
Portfolio companies, beginning of period	202	198
Number of new portfolio companies	16	18
Number of exited portfolio companies	(8)	(14)
Portfolio companies, end of period	210	202
Count of investments	475	457
Count of industries	27	26

New investment activity
Weighted average annual interest rate on new debt investments at par	8.96%	9.63%
Weighted average annual interest rate on new floating rate debt investments at par	8.90%	9.59%
Weighted average spread on new debt investments at par	4.59%	5.00%
Weighted average annual coupon on new debt investments at par	12.00%	13.67%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements